Exhibit 10.1
FORM OF NON-STATUTORY STOCK OPTION AGREEMENT
PURSUANT TO THE GENERAL DYNAMICS CORPORATION
AMENDED AND RESTATED 2012 EQUITY COMPENSATION PLAN
THIS OPTION AGREEMENT (the "Agreement") dated as of [DATE] (the "Grant Date") is made between General Dynamics Corporation (the "Company") and [NAME] (the "Optionee").
WHEREAS, the Company sponsors the General Dynamics Corporation Amended and Restated 2012 Equity Compensation Plan (the "Plan"), pursuant to which the Company may grant Options to purchase shares of Common Stock; and
WHEREAS, the Company desires to grant the Optionee a Non-Statutory Stock Option pursuant to the Plan to purchase the number of shares of Common Stock provided for herein.
NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:
1.Grant of Option.
(a)Number of Shares; Type of Option. The Company hereby grants to the Optionee an Option (the “Option Grant”) to purchase [NUMBER] shares of Common Stock (the "Option Shares") on the terms and conditions set forth in this Agreement. The Option is intended to be a Non-Statutory Stock Option.
(b)Incorporation of Plan by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement will be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement will have the definitions set forth in the Plan. The Committee will have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decisions will be binding and conclusive upon the Optionee and the Optionee's legal representative in respect of any questions arising under the Plan or this Agreement. If there exists any inconsistency between the terms of this Agreement and the Plan, the terms contained in the Plan will govern. If there exists any inconsistency between the terms of the Option as provided for herein (including, but not limited to, terms relating to the number of Option Shares, the Stated Expiration Date, the exercise price and the exercisability of the Option) and the terms as indicated in the records maintained by Company, the terms as indicated in the records of the Company will govern.
2.Terms and Conditions.
(a)Exercise Price. The exercise price for the purchase of Option Shares upon the exercise of all or any portion of the Option will be $[PRICE] per share of Common Stock.

(b)Expiration Date. Subject to earlier expiration as provided in Sections 2(f) and (g) below, the Option will expire at the close of business on the business day immediately preceding the tenth anniversary of the Grant Date (the "Stated Expiration Date").
(c)Exercisability of Option.
(i)General. Except as provided in Section 2(c)(ii) and (iii) below, the Option Grant will become vested and exercisable with respect to a number of Option Shares (rounded down to the nearest whole share) as follows: one-half (1/2) of the Option Shares on the second anniversary of the Grant Date and the remaining Option Shares on the third anniversary of the Grant Date, in each case, only if either: (A) the Optionee is employed as an employee of the Company or any of its Subsidiaries or serves as a director of the Company as of the applicable vesting date, or (B) the Optionee’s employment with the Company and its Subsidiaries or service as a director of the Company is terminated due to Retirement. For purposes of this Agreement, "Retirement" means, (x) with respect to an employee who is not an elected officer of the Company on the date on which the employee's employment with the Company and its Subsidiaries terminates, a termination of employment (other than for Cause) after the attainment of (i) age 55 with at least five (5) or more years of continuous service, or (ii) age 65 regardless of the number of years of service, (y) with respect to an employee who is an elected officer of the Company on the date on which the employee's employment with the Company and its Subsidiaries terminates, termination of employment (other than for Cause) after attaining age 55 with the consent of the Chief Executive Officer of the Company (or in the case of the Chief Executive Officer, with the consent of the Committee), or (z) with respect to any non-employee director, cessation of service after attaining age 55 with the consent of the Committee.
    In the event of an Optionee’s Retirement within nine (9) months of continuous service of the Grant Date, the entire grant shall be forfeited; provided, however that (i) if the Optionee is a Covered Employee (as defined in the Plan) or is otherwise subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Committee may, in its sole discretion, waive or agree to another arrangement with the Optionee and (ii) if the Optionee is an employee other than a Covered Employee or is not otherwise subject to Section 16 of the Exchange Act, the Chief Executive Officer may, whether prior to, in connection with, or subsequent to the execution by both parties of this Agreement, explicitly waive or agree to another arrangement with the Optionee in writing with respect to this condition.
(ii)Death; Total and Permanent Disability. If the Optionee's employment with the Company and its Subsidiaries or service as a director of the Company is terminated due to death or total and permanent disability, in each case, prior to the third anniversary of the Grant Date, then the remaining unvested portion of the Option Grant will become fully vested and exercisable on the date of such termination with respect to the remaining unvested Option Shares.
(iii)Divestiture or Discontinued Operation. If, prior to the third anniversary of the Grant Date, the Optionee's employment with the Company and its Subsidiaries or service as a director of the Company is terminated as a result of a divestiture or discontinued operation of a division or a Subsidiary with which the Optionee was associated, then the Option Grant will become vested and exercisable on the anniversary of the Grant Date next following such termination with respect to a number of Option Shares equal to the excess of (i) product of (A) the number of Option Shares and (B) a fraction, the numerator of which will be the number of days from the Grant Date to the last day of the month in which such termination occurs and the denominator of which will be 1,095, such product to be rounded down to the nearest whole share over (ii) the number of Option Shares, if any, with respect to which the Option Grant had become vested and exercisable prior to such termination.
(d)Change in Control. Notwithstanding the foregoing, in the event that within two (2) years following a Change in Control, the Optionee's service with the Company and its affiliates is terminated (i) by the Company or any of its affiliates for any reason other than for Cause (and other than due to death, disability or Retirement) or (ii) by the Optionee for Good Reason, then the Option Grant, to the extent then outstanding, will become immediately vested and exercisable.
(e)Method of Exercise; Tax Withholding. The exercise price for any shares purchased pursuant to the exercise of all or part of the Option will be paid in accordance with Section 10(c) of the Plan. The Company is authorized to withhold from any payment relating to the Option, including from a distribution of Common Stock, or any payroll or other payment to the Optionee, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving the Option, and to take such other action as the Committee may deem advisable to enable the Company and the Optionee to satisfy obligations for the payment of withholding taxes and other tax obligations relating to the Option. This authority shall include authority to withhold or receive Common Stock or other property and to make cash payments in respect thereof in satisfaction of the Optionee's tax obligations, either on a mandatory or elective basis in the discretion of the Committee.
(f)Exercise Following Termination. Notwithstanding anything in this Agreement to the contrary, except in the case of termination due to Retirement, the Option will expire upon the Optionee's termination of employment or service as a director; provided, however that to the extent that the Option is exercisable at the time of the Optionee's termination of employment or service as a director, or becomes exercisable following such termination pursuant to Section 2(c) or (d) above, the Option will expire as follows (subject to earlier expiration pursuant to Section 2(g) below):
(i)Death; Total and Permanent Disability; Retirement; Divestiture. On the Stated Expiration Date following the Optionee's termination of employment or service as a director due to death, total and permanent disability, Retirement or as a result of a divestiture or discontinued operation of a division or a Subsidiary with which the Optionee was associated.
(ii)Lay-Off. One (1) year (but in no event later than the Stated Expiration Date) following the Optionee's termination of employment if the Optionee's employment terminates due to lay-off (other than as a result of a divestiture or discontinued operation of a division or a Subsidiary with which the Optionee was associated).

(iii)Other than Death; Total and Permanent Disability; Retirement; Divestiture; Lay-Off. Ninety (90) days (but in no event later than the Stated Expiration Date) following the Optionee's termination of employment or service as a director for any reason (other than those set forth in clauses (i) and (ii) above).
(g)Harm. Notwithstanding anything in this Agreement to the contrary, if prior to the Stated Expiration Date the Optionee causes Harm (as defined below) to the Company or any of its Subsidiaries, the Option Grant, to the full extent then remaining outstanding, will immediately be forfeited for no consideration. For purposes of this Agreement, “Harm” includes, but is not limited to, any actions that adversely affect the financial standing, reputation, or products of the Company or any of its Subsidiaries, or any actions involving personal dishonesty, a felony conviction related to the Company or any of its Subsidiaries, or any material violation of any confidentiality or non-competition agreement with the Company or any of its Subsidiaries.
(h)Nontransferability. The Option granted hereunder is not transferable by the Optionee otherwise than by will or the laws of descent and distribution, and the Option may be exercised during the lifetime of the Optionee only by the Optionee or the Optionee's guardian or legal representative. The terms of the Option will be binding upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.
3.Nature of Grant. In accepting this Option, the Optionee acknowledges that:
(a)the Plan is discretionary in nature and established voluntarily by the Company and may be modified, amended, suspended or terminated by the Company at any time, as provided in the Plan, and the award of the Option is at the sole discretion of the Company and does not create any contractual or other right to receive future awards of Options, or benefits in lieu of Options even if Options have been awarded repeatedly in the past;
(b)the Option is not part of normal or expected compensation or salary for any purposes, including calculation of any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; and
(c)nothing in the Plan or in this Agreement will confer upon the Optionee any right to continue in the employ of the Company or any of its Subsidiaries nor interfere with or restrict in any way the right of the Company or any of its Subsidiaries, which is hereby expressly reserved, to remove, terminate or discharge the Optionee at any time for any reason whatsoever, with or without Cause.
4.Data Privacy. The Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this document by and among, as applicable, the Company and its Subsidiaries, for the exclusive purpose of implementing, administering and managing the Optionee's participation in the Plan.

The Optionee understands that the Company and its Subsidiaries may hold certain personal information about the Optionee, including his or her name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Optionee's favor, for the purpose of implementing, administering and managing the Plan ("Data"). Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, these recipients may be located in the Optionee's country or elsewhere and the recipients' country may have different data privacy laws and protections than the Optionee's country. The Optionee may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Optionee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Optionee may elect to deposit any shares acquired upon exercise of the Option. Data will be held only as long as is necessary to implement, administer and manage the Optionee's participation in the Plan. The Optionee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Refusing or withdrawing his or her consent may affect the Optionee's ability to participate in the Plan. For more information on the consequences of a refusal to consent or withdrawal of consent, the Optionee may contact his or her local human resources representative.
5.Compensation Recoupment Policy. This Agreement shall be subject to the Company's Compensation Recoupment Policy as applicable to the Optionee. The Optionee acknowledges that the Compensation Recoupment Policy has been made available and the Optionee has read and understands the terms and conditions of the Compensation Recoupment Policy.
6.Miscellaneous.
(a)Modification; Entire Agreement; Waiver. No change, modification or waiver of any provision of this Agreement will be valid unless the same is agreed to in writing by the parties hereto. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supercede all prior communications, representations and negotiations in respect thereof. The failure of the Company to enforce, at any time, any provision of this Agreement will in no way be construed to be a waiver of such provision or of any other provision hereof.
(b)Bound by Plan and Other Related Documents. By accepting this Option, the Optionee acknowledges that the Optionee has received a copy of the Plan and the General Dynamics Corporate Policy regarding insider trading compliance (the "Trading Policy") and has had an opportunity to review the Plan and the Trading Policy and agrees to be bound by all the terms and provisions of the Plan and the Trading Policy.
(c)Successors. The terms of this Agreement will be binding upon and inure to the benefit of the Company, its successors and assigns, and of the beneficiaries, executors, administrators, heirs and successors of the Optionee.
(d)Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. For purposes of litigating any dispute that arises under this award or this Agreement, the parties hereby submit to and consent to the jurisdiction of the Commonwealth of Virginia, and agree that such litigation shall be conducted exclusively in the courts of Virginia or the federal courts for the Eastern District of Virginia.
(e)Severability. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if such illegal or invalid provision had not been included.
(f)Language. If the Optionee has received this Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

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